Exhibit 4.2

SPECIMEN WARRANT CERTIFICATE

NUMBER	[ ] WARRANTS
WA-

(THE WARRANTS WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK
CITY TIME, SIXTY MONTHS FROM THE CLOSING DATE OF THE COMPANY’S
INITIAL PUBLIC OFFERING)

MONSTER DIGITAL, INC.

CUSIP

WARRANT

THIS WARRANT CERTIFICATE CERTIFIES THAT, for value received                                         , or registered agents, is the registered holder of a Warrant or Warrants expiring on a date which is sixty (60) months from the closing date of the Company’s initial public offering (the “Offering”), to purchase one fully paid and non-assessable share (a “Warrant Share”), of common stock, par value $0.0001 per share (the “Common Stock”), of MONSTER DIGITAL, INC., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. This Warrant Certificate is subject to and shall be interpreted under the terms and conditions of the Warrant Agreement (as defined below).

This Warrant Certificate entitles the registered holder(s) hereof to purchase from the Company, from time to time, in whole or in part, commencing upon the date [hereof], such number of Warrant Shares at the price of $[______] per share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of Corporate Stock Transfer, Inc. (the “Warrant Agent”), such payment to be made subject to the conditions set forth herein and in the Warrant Agreement, dated [            ], 2016, between the Company and the Warrant Agent (the “Warrant Agreement”). In no event shall the registered holder of this Warrant Certificate be entitled to receive a net-cash settlement in lieu of physical settlement in shares of Common Stock of the Company. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may be adjusted, subject to certain conditions. The term Warrant Price as used in this Warrant Certificate refers to the price per Warrant Share at which Warrant Shares may be purchased at the time the Warrants are exercised.

The Warrants will expire on the date first referenced above if they are not exercised prior to such date by the registered holder(s) pursuant to the terms of the Warrant Agreement or if they are not redeemed by the Company prior to such date.

No fraction of a Warrant Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Warrant Share, the Company will, upon exercise, pay a cash adjustment in respect such fraction in an amount equal to such fraction multiplied by the Warrant Price.

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Upon any exercise of the Warrants for less than the total number of full Warrant Shares provided for herein, there shall be issued to the registered holder(s) hereof or its assignee(s) a new Warrant Certificate covering the number of Warrant Shares for which the Warrants that have not been exercised.

This Warrant Certificate, when surrendered at the office or agency of the Warrant Agent by the registered holder(s) hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder(s) as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder(s), and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

The Warrants do not entitle the registered holder(s) to any of the rights of a stockholder of the Company.

From and after one year following its issuance and prior to its expiration date, the Company reserves the right to call the Warrants at any time, with a notice of call in writing to the holder(s) of record of the Warrants, giving 30 days’ notice of such call if the last reported sale price of the Warrant Shares has been equal to or greater than 160% of the Warrant Price for any 30 consecutive trading days ending on the third business day prior to the date on which notice of such call is given, provided that a registration statement under the Act with respect to the Warrant Shares is effective and a current prospectus is available for use by the registered holder(s) hereof. The call price of the Warrants is $.001 per Warrant.

If the foregoing conditions are satisfied and the Company calls the Warrants for redemption, each holder will then be entitled to exercise his, her or its Warrants prior to the date scheduled for redemption. Any Warrants either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.001 call price.

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COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
WARRANT AGENT

BY:
AUTHORIZED OFFICER

DATED:

(Signature)
CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)
SECRETARY

[REVERSE OF CERTIFICATE]

SUBSCRIPTION FORM

To Be Executed by the Registered Holder(s) in Order to Exercise Warrants

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock in accordance with the terms of this Warrant Certificate and pursuant to the method selected below. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant Agreement. PLEASE CHECK THE APPLICABLE METHOD OF PAYMENT:

☐	a “Cash Exercise” with respect to Warrant Shares; or

☐	a “Cashless Exercise” with respect to Warrant Shares because on the date of this exercise, there is no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the resale of the Warrant Shares, in which event the Company shall deliver to the registered holder(s) shares of Common Stock pursuant to Section 3.3.2 of the Warrant Agreement.

The undersigned requests that a certificate for such shares be registered in the name(s) of

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS)
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS)

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and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder(s) at the address(es) stated below:

Dated:

(SIGNATURE(S))
(ADDRESS(ES))
(TAX IDENTIFICATION NUMBER(S))

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                      hereby sell(s), assign(s), and transfer(s) unto

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS(ES))
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

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and to be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES))

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                      Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE(S))

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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